Exhibit 10.2


             RESTRICTED STOCK AWARD AGREEMENT FOR EXECUTIVE OFFICERS

                         UNDER THE MOLDFLOW CORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN


Name of Grantee: _________________
No. of Shares: ___________________
Grant Date: ______________________
Final Acceptance Date: ___________


         Pursuant to the Moldflow Corporation 2000 Stock Option and Incentive Plan (the "Plan") as amended through the date hereof, Moldflow Corporation (the "Company") hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $.01 per share (the "Stock") of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

      1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) delivering to the Company a stock power endorsed in blank, and (ii) signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company's transfer agent in book entry form, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

      2. Restrictions and Conditions.

      (a) Any book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

      (b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

      3. Vesting of Restricted Stock.

      The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

                Number of
              Shares Vested                                 Vesting Date
                  ------                                    ------------


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      Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.

      4. Termination of Employment. If the Grantee's employment by the Company or a Subsidiary is terminated prior to vesting of shares of Restricted Stock granted herein, the following shall apply:

      (a) Termination Due to Death. If the Grantee's employment terminates by reason of death, any restrictions or conditions of the Award that would otherwise lapse over the next twelve (12) months shall immediately lapse and such portion of the award shall vest in Grantee's estate or other legal representative. Any remaining shares of Restricted Stock shall be immediately and automatically forfeited and returned to the Company.

      (b) Termination Due to Disability. If the Grantee's employment terminates by reason of Disability (as defined below), any conditions or restrictions of the Award held by the Grantee which would otherwise lapse over the next twelve
(12) months shall immediately lapse. Any remaining shares of Restricted Stock shall be immediately and automatically forfeited and returned to the Company. The term "Disability" shall mean incapacity as a result of physical or mental illness pursuant to which Grantee shall have been absent from his or her duties on a full-time basis for 180 calendar days in the aggregate in any twelve (12) month period. In the event of a dispute, the determination of Disability will be made by the Administrator in good faith and with the advice of a physician competent in the area to which such Disability relates.

      (c) Termination for Cause. If the Grantee's employment is terminated by the Company for Cause (as defined below), the Grantee shall immediately and automatically forfeit all shares of Restricted Stock and such shares shall be returned to the Company. The term "Cause" shall mean: (A) conduct by Grantee constituting a material act of willful misconduct in connection with the performance of his or her duties; (B) criminal or civil conviction of Grantee, a plea of nolo contendere by Grantee or conduct by Grantee that would reasonably be expected to result in material injury to the reputation of the Company if he or she were retained in her position with the Company; (C) continued, willful and deliberate non-performance by Grantee of his or her duties hereunder (other than by reason of Grantee's physical or mental illness, incapacity or disability) which has continued for more than thirty (30) days following written notice of such non-performance from the Board; or (D) a breach by Grantee of any of the provisions contained in Paragraphs 4 and 5 of the Employment Agreement between the Grantee and the Company, as the same may be amended from time to time (the "Employment Agreement").

      (d) Termination by Grantee for Good Reason. If the Grantee's employment terminates for Good Reason(as defined below), or if the Grantee's employment is terminated by the Company without Cause (as defined in Paragraph 4(c) above), then as of the date of termination, the conditions or restrictions the Award that would otherwise lapse over the next twelve (12) months shall immediately lapse. Any remaining shares of Restricted Stock shall be immediately and automatically forfeited and returned to the Company. The term "Good Reason" shall mean: (A) a substantial diminution or other substantive adverse change, not consented to by Grantee, in the nature or scope of Grantee's responsibilities, authorities, powers, functions or duties; (B) any removal, during the Period of Employment, from Grantee of his or her title; (C) an involuntary reduction in Grantee's Base Salary except for across-the-board reductions similarly affecting all or substantially all management employees;
(D) a breach by the Company of any of its other material obligations under the Employment Agreement and the failure of the Company to cure such breach within thirty (30) days after written notice thereof by Grantee; (E) the involuntary relocation of the Company's offices at which Grantee is principally employed or the involuntary relocation of the offices of Grantee's primary workgroup to a location more than thirty (30) miles from such offices, or the requirement by the Company that Grantee be based anywhere other than the Company's offices at such location on an extended basis, except for required travel on the Company's business to an extent substantially consistent with Grantee's business travel obligations; or (F) the failure of the Company to obtain agreement from any successor to the Company to assume and agree to perform the Employment Agreement. Terms capitalized in this Paragraph 4 but not defined herein shall have the meaning set forth in the Employment Agreement.

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      (e) Other Termination. If the Grantee's employment terminates for any reason prior to vesting of shares of Restricted Stock granted herein, other than death, Disability, Good Reason or Cause, and unless otherwise determined by the Administrator, the Grantee shall immediately and automatically forfeit all shares of Restricted Stock and such shares shall be returned to the Company. The date of termination and the reason for termination shall be determined pursuant to the terms of the Employment Agreement.

      5. Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

      6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

      7. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

      8. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for United States federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The minimum tax withholding obligation shall be satisfied by the Company withholding from shares of Stock to be issued a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

      9. No Obligation to Continue Employment. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue the employment of the Grantee and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate the employment of the Grantee at any time.

      10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

      11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the Commonwealth of Massachusetts and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the city of Boston, Massachusetts. The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the Commonwealth of Massachusetts.

                                    MOLDFLOW CORPORATION



                                    By:  _______________________________________
                                    Title


The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.



Dated:                                    ______________________
        ---------------------------
                                          Grantee's Signature

                                          Grantee's name and address:

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